UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 17, 2003
                                                          --------------

                                  HAUSER, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)

           Delaware                    0-17174               84-0926801
           --------                    -------               ----------
       (State or other            (Commission File          (IRS Employer
         jurisdiction                  Number)              Identification
      of incorporation)                                          No.)

 840 Apollo Street, Suite 209
    El Segundo, California                                     90245
    ----------------------                                     -----
    (Address of principal                                     Zip Code
      executive offices)


Registrant's telephone number, including area code:    (310) 648-7881
                                                       --------------

Registrant's Former Address:                      20710 S. Alameda Street
                                             Long Beach, California 90810-1107
                                             ---------------------------------


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Item 5. Other Events.

     On April 17, 2003, Hauser, Inc., a Delaware corporation (the "Company"), announced that it had arranged, and the United States Bankruptcy Court for the Central District of California (the "Bankruptcy Court") had approved, a cash collateral stipulation with Wells Fargo Bank, N.A., the Company's senior lender. The use of cash pursuant to the cash collateral stipulation has been approved by the Bankruptcy Court for a 60-day period. At the end of the 60-day period, Hauser will need to seek approval of the Bankruptcy Court to continue to use the cash collateral. Access to cash pursuant to this stipulation is subject to compliance by Hauser and its subsidiaries with certain conditions to the stipulation.

     On April 17, 2003, the Company issued a press release relating to the foregoing, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     99.1 Press Release, dated April 17, 2003.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HAUSER, INC.

Dated:  April 21, 2003             By:  /s/ Kenneth C. Cleveland
                                        -------------------------
                                      Name:   Kenneth C. Cleveland
                                      Title:  President and Chief Executive
                                              Officer


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


                                  Exhibit Index

Exhibit No.    Description
-----------    -----------

99.1      Press Release, dated April 17, 2003.